EXHIBIT 21
                                                             1997 10-K


                         LIST OF SUBSIDIARIES

                                                 JURISDICTION
SUBSIDIARY                                     OF INCORPORATION
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Femco Machine Co., Inc.                                Nevada
Kolpak Manufacturing Company                           Tennessee
Manitex, Inc.                                          Texas
Manitowoc MEC, Inc.                                    Nevada
Manitowoc Equipment Works PTE, Ltd.                    Singapore
Manitowoc Equipment Works, Inc.                        Nevada
Manitowoc Europe Holdings, Ltd.                        England
Manitowoc Europe Limited                               England
Manitowoc International Sales Corp.                    Barbados
Manitowoc Korea Company, Ltd.                          Korea
Manitowoc Marine Group, Inc.                           Nevada
Manitowoc Re-Manufacturing, Inc.                       Wisconsin
Manitowoc Western Company, Inc.                        Wisconsin
North Central Crane & Excavator Sales Corp.            Nevada
West Manitowoc, Inc.                                   Wisconsin
Manitowoc CP, Inc.                                     Nevada
Manitowoc FP, Inc.                                     Nevada
KMT Refrigeration, Inc.                                Wisconsin
Manitowoc Foodservice Group, Inc.                      Nevada
Manitowoc Crane Group, Inc.                            Nevada
Manitowoc Ice, Inc.                                    Wisconsin
Manitowoc Cranes, Inc.                                 Wisconsin
SerVend International, Inc.                            Nevada





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